As filed with the Securities and Exchange Commission on July 20, 2005

Registration No. 333-124106

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	81-0422894 (I.R.S. Employer Identification Number)

750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL GUARANTOR REGISTRANTS

Martin E. Schloss, Esq.
Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter G. Smith, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	State of Incorporation or Formation	IRS Employer Identification Number	Commission File Number
Autotote Dominicana Inc.*	Delaware	51-0404302	333-124106-17
Autotote Enterprises, Inc.**	Connecticut	06-1370549	333-124106-16
Autotote Gaming, Inc.*	Nevada	88-0415955	333-124106-15
Autotote Interactive, Inc.*	Delaware	51-0406105	333-124106-14
Autotote International, Inc.*	Delaware	51-0213540	333-124106-13
Autotote Keno Corporation*	Nebraska	51-0354751	333-124106-12
MDI Entertainment, LLC***	Delaware	58-1943521	333-124106-11
Scientific Games Acquisition, Inc.*	Delaware	58-2105952	333-124106-10
Scientific Games Finance Corporation*	Delaware	58-0381261	333-124106-09
Scientific Games (Greece), Inc.***	Delaware	58-2130029	333-124106-08
Scientific Games Holdings Corp.***	Delaware	13-3615274	333-124106-07
Scientific Games International, Inc.***	Delaware	58-1943521	333-124106-06
Scientific Games Management Corporation*	Delaware	51-0354754	333-124106-05
Scientific Games Online Entertainment Systems, Inc.***	Delaware	13-3666192	333-124106-04
Scientific Games Racing, LLC***	Delaware	58-1943521	333-124106-03
Scientific Games Royalty Corporation***	Delaware	51-0381261	333-124106-02
SG Racing, Inc.*	Delaware	74-3141546	333-124106-01

Addresses of Principal Executive Offices:

*	750 Lexington Avenue 25th Floor New York, NY 10022

**	600 Long Wharf Drive New Haven, CT 06511

***	1500 Bluegrass Lakes Parkway Alpharetta, GA 30004

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to the Registration Statement is solely to replace Exhibit 5.1 to the Registration Statement, as set forth below in Item 21 of Part II. This Amendment No. 3 to the Registration Statement does not modify any provision of the Prospectus that forms a part of the Registration Statement and, accordingly, such Prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of Scientific Games Corporation

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation and the Bylaws of Scientific Games Corporation (the "Company").

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

The Bylaws of the Company provide for indemnification of its directors, officers, employees and other agents of the Company to the fullest extent permitted by the provisions of Section 145 of the DGCL, as now enacted or amended.

The Company's Restated Certificate of Incorporation contains provisions eliminating the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Indemnification of Directors and Officers of the Subsidiary Guarantors

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (other than the Company) guaranteeing the Issuer's 6¼% Senior Subordinated Notes due 2012 (collectively, the "Subsidiary Guarantors").

Delaware Corporate Subsidiary Guarantors

Autotote Dominicana Inc. ("ADI"), Autotote Interactive, Inc. ("AII"), Autotote International, Inc. ("AI"), Scientific Games Acquisition, Inc. ("SGAI"), Scientific Games Finance Corporation ("SGFC"), Scientific Games (Greece), Inc. ("SGGI"), Scientific Games Holdings Corp. ("SGHC"), Scientific Games International, Inc. ("SGII"), Scientific Games Management Corporation ("SGMC"), Scientific Games Online Entertainment Systems, Inc. ("SGOES"), Scientific Games Royalty Corporation ("SGRC") and SG Racing, Inc. ("SGRI"), each a Delaware corporation (collectively, the "Delaware Corporate Subsidiary Guarantors").

The indemnification provisions of the DGCL described in "Indemnification of Directors and Officers of Scientific Games Corporation" above also relate to the directors and officers of the Delaware Corporate Subsidiary Guarantors.

The bylaws of each Delaware Corporate Subsidiary Guarantor, other than SGMC and AI, contain indemnification provisions. The bylaws of ADI, AII, SGFC, SGRC and SGRI provide for indemnification of their respective directors and officers to the fullest extent permitted by Section 145 of the DGCL, as now enacted or amended. The bylaws of SGAI, SGGI, SGHC, SGII and SGOES contain indemnification provisions that closely mirror the language in Section 145 of the DGCL. In addition, the bylaws of SGAI, SGGI, SGHC, SGII, SGOES and SGRC specifically provide for the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the corporations would have the power to indemnify such person against such expense, liability or loss under the DGCL or bylaws.

The certificates of incorporation of each Delaware Corporate Subsidiary Guarantor, other than SGRI and AI, contain provisions eliminating a director's personal liability for monetary damages to the Subsidiary Guarantor and its stockholders for breaches of a director's fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Subsidiary Guarantor or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing. These provisions closely mirror the language in Section 102(b)(7) of the DGCL.

Neither the Bylaws nor the Certificate of Incorporation of AI contains provisions indemnifying the company's directors or officers, or limiting the liability of its directors or officers.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, including SGAI, SGGI, SGHC, SGII, SGOES and SGRC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Delaware Limited Liability Company Subsidiary Guarantors

MDI Entertainment, LLC ("MDI") and Scientific Games Racing, LLC ("SGRL"), each a Delaware limited liability company.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of SGRL provides that to the extent legally permissible, managers and officers (including persons who serve at the company's request as directors, managers, officers or trustees of another organization) shall be indemnified against all liabilities and expenses, arising from the defense or disposition of any action or suit or threatened action or suit, whether civil or criminal, while in office or thereafter, by reason of having been such director, manager, officer or trustee, except with respect to actions or suits where such manager or officer is found to not have acted in good faith in the reasonable belief that the action was unlawful and in the best interests of the company.

The Certificate of Formation of SGRL provides that the company shall indemnify and hold harmless each member, each manager and each officer to the fullest extent permitted by law.

Neither the Operating Agreement nor the Certificate of Formation of MDI contains provisions indemnifying managers or officers, or limiting the liability of its managers or officers.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, including MDI and SGRL, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Connecticut Subsidiary Guarantor

Autotote Enterprises, Inc. ("AEI"), a Connecticut corporation.

Section 33-756 of the Business Corporation Act of the State of Connecticut (the "CBCA"), provides, in pertinent part, that a director is not liable for action taken as a director, or any failure to take any action, if (1) he acted in good faith, (2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation.

Section 33-772 of the CBCA provides that a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 33-771 of the CBCA further provides that a corporation incorporated prior to January 1, 1997 shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify any director, officer, employee or agent who is made a party to any proceeding, other than an action by or in the right of the corporation or any proceeding with respect to which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity, against liability incurred in the proceeding if (1) he conducted himself in good faith, and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation, section 33-771 of the CBCA provides that a corporation may not indemnify a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director (1) conducted himself in good faith, and (2) reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required by the CBCA.

Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, or who, while a director, officer,

employee or agent of the corporation serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity, or arising from his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liabilities under the CBCA.

The Certificate of Incorporation of AEI provides that the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the corporation during the year of the violation if such breach did not (i) involve a knowing and culpable breach of law, (ii) involve improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (v) create liability under Section 33-321 of the Connecticut General Statutes.

The Bylaws of AEI do not contain provisions indemnifying directors or officers, or limiting the liability of its directors or officers.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, including AEI, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Nebraska Subsidiary Guarantor

Autotote Keno Corporation ("AKC") a Nebraska corporation.

Section 21-2095 of the Business Corporation Act of the State of Nebraska (the "NBCA"), provides, in pertinent part, that a director is not liable for action taken as a director, or any failure to take any action, if he or she (1) acted in good faith, (2) acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) acted in a manner reasonably believed to be in the best interests of the corporation.

Section 21-20,104 of the NBCA provides that unless limited by its certificate of incorporation, a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 21-20,103 of the NBCA provides that a corporation may indemnify an individual who is a party to any proceeding because he or she is a director, other than an action by or in the right of the corporation or any proceeding with respect to which he or she was adjudged liable on the basis that he or she received financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity, against liability incurred in the proceeding if (1) he or she conducted himself or herself in good faith, and (2) he or she reasonably believed (A) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and (B) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Section 21-20,108 of the NBCA further provides that officers of a corporation may be indemnified to the same extent as directors.

In the case of a proceeding by or in the right of the corporation, section 21-20,103 of the NBCA provides that a corporation may not indemnify a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director (1) conducted himself or herself in good faith, and (2) reasonably believed (A) in the case of conduct in his official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and (B) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required by the NBCA.

Section 21-20,109 of the NBCA provides that a corporation may purchase and maintain insurance on behalf of directors or officers corporation, or who, while a director or officer of the corporation serves at the corporation's request as a director, officer, member of a limited liability company, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him or her in that capacity, or arising from his or her status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to him or her against the same liabilities under the NBCA.

Neither the Bylaws nor the Certificate of Incorporation of AKC contains provisions regarding the indemnification of its officers or directors or the limiting of liability for officers or directors.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, including AKC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Nevada Subsidiary Guarantor

Autotote Gaming Inc. ("AGI") a Nevada corporation.

Section 78.7502 of the Nevada Revised Statutes ("NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 78.7502 of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.138 of the NRS permits a corporation to eliminate or limit the individual liability of directors and officers to the corporation or its stockholders or creditors for any damages resulting from any act or failure to act in the capacity as a director or officer unless the act or failure to act constitutes a breach of the director's or officer's fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law.

In addition, Section 78.752 of the NRS authorizes a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

The Bylaws of AGI provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.

The Articles of Incorporation of AGI provides that no director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for circumstances involving acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or for unlawful distributions in violation of Section 78.300 of the NRS.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, including AGI, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits.

Exhibit Number		Description
4.1		Senior Subordinated Notes Indenture, dated as of December 23, 2004, among the Company, the subsidiary guarantors listed on the signature pages thereto, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on December 30, 2004).
*4.2		Senior Subordinated Notes Registration Rights Agreement, dated December 23, 2004, among the Company, the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Jefferies & Company, Inc., Ramius Securities, LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc. and Commerzbank Capital Markets Corp.
*4.3	(a)	Senior Subordinated Note (No. 001).
*4.3	(b)	Senior Subordinated Note (No. 002).
**5.1		Opinion of Kramer Levin Naftalis & Frankel LLP.
*5.2		Opinion of Martin E. Schloss, Esq.
*12.1		Statements re Computation of Ratios.
*23.1		Consent of KPMG LLP.
*23.2		Consent of Deloitte & Touche LLP.
**23.3	(a)	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).
*23.3	(b)	Consent of Martin E. Schloss, Esq. (included in Exhibit 5.2 above).
*24.1		Powers of Attorney (contained in signature pages hereto).
*25.1		Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Senior Subordinated Notes Indenture under the Trust Indenture Act of 1939.
*99.1		Form of Letter of Transmittal relating to the Senior Subordinated Notes due 2012.
*99.2		Form of Notice of Guaranteed Delivery relating to the Senior Subordinated Notes due 2012.
*99.3		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the Senior Subordinated Notes due 2012.
*99.4		Form of Letter to Clients relating to the Senior Subordinated Notes due 2012.

*	Previously filed.

**	Filed herewith.

(b)    Financial Statement Schedule.

Report of Independent Registered Public Accounting Firm Schedule II—Valuation and Qualifying Accounts (incorporated by reference to Item 15(a)(2) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

ITEM 22.    UNDERTAKINGS

The following undertakings are made by each of the undersigned registrants:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form,

within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of July 20, 2005.

SCIENTIFIC GAMES CORPORATION
By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Title: Chairman of the Board, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of July 20, 2005 in the capacities indicated below.

Signature	Title	Date

/s/ A. Lorne Weil A. Lorne Weil	Chairman of the Board of Directors and Chief Executive Officer	July 20, 2005

/s/ DeWayne E. Laird DeWayne E. Laird	Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)	July 20, 2005

* Peter A. Cohen	Director	July 20, 2005

* Howard Gittis	Director	July 20, 2005

* Colin J. O'Brien	Director	July 20, 2005

* Ronald O. Perelman	Director	July 20, 2005

* Barry F. Schwartz	Director	July 20, 2005

* Eric Turner	Director	July 20, 2005

Sir Brian G. Wolfson	Director

* Joseph Wright, Jr.	Director	July 20, 2005

* By /s/ DeWayne E. Laird DeWayne E. Laird Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

AUTOTOTE DOMINICANA INC. AUTOTOTE GAMING, INC. AUTOTOTE INTERACTIVE, INC.
By:	/s/ DeWayne E. Laird
Name: DeWayne E. Laird Title: Vice President, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DeWayne E. Laird DeWayne E. Laird	Vice President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	July 20, 2005

/s/ Martin E. Schloss Martin E. Schloss	Vice President, Secretary and Director	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New Haven, State of Connecticut, on July 20, 2005.

AUTOTOTE ENTERPRISES, INC.
By:	/s/ Eric Pullman
Name: Eric Pullman Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Pullman Eric Pullman	President and Director (Principal Executive Officer)	July 20, 2005

/s/ Martin E. Schloss Martin E. Schloss	Vice President, Secretary and Director	July 20, 2005

/s/ Robert C. Becker Robert C. Becker	Treasurer (Principal Financial Officer)	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

AUTOTOTE INTERNATIONAL, INC. AUTOTOTE KENO CORPORATION SG RACING, INC.
By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Lorne Weil A. Lorne Weil	President and Director (Principal Executive Officer)	July 20, 2005

/s/ DeWayne E. Laird DeWayne E. Laird	Vice President, Treasurer and Director (Principal Financial Officer)	July 20, 2005

/s/ Martin E. Schloss Martin E. Schloss	Vice President, Secretary and Director	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

MDI ENTERTAINMENT, LLC
By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Acting for and on behalf of Scientific Games International Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Lorne Weil	Chairman and CEO Acting for and on behalf of Scientific Games International Inc.	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

SCIENTIFIC GAMES ACQUISITION, INC. SCIENTIFIC GAMES (GREECE), INC.
By:	/s/ Cliff O. Bickell
Name: Cliff O. Bickell Title: President, Printed Products Division and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cliff O. Bickell Cliff O. Bickell	President, Printed Products Division & Director (Principal Executive Officer)	July 20, 2005

/s/ William J. Huntley William J. Huntley	President, Systems Division and Director (Principal Executive Officer)	July 20, 2005

/s/ Gerard D. Scheinbach Gerard D. Scheinbach	Vice President – Finance (Principal Financial Officer)	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Alpharetta, State of Georgia, on July 20, 2005.

SCIENTIFIC GAMES FINANCE CORPORATION SCIENTIFIC GAMES ROYALTY CORPORATION
By:	/s/ Gerard D. Scheinbach
Name: Gerard D. Scheinbach Title: President, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard D. Scheinbach Gerard D. Scheinbach	President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	July 20, 2005

/s/ C. Gray Bethea, Jr. C. Gray Bethea, Jr.	Vice President, Secretary and Director	July 20, 2005

/s/ Martin E. Schloss Martin E. Schloss	Director	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

SCIENTIFIC GAMES HOLDINGS CORP. SCIENTIFIC GAMES INTERNATIONAL, INC.
By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Lorne Weil A. Lorne Weil	Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2005

/s/ Gerard D. Scheinbach Gerard D. Scheinbach	Vice President – Finance (Principal Financial Officer)	July 20, 2005

/s/ Cliff O. Bickell Cliff O. Bickell	Director	July 20, 2005

/s/ William J. Huntley William J. Huntley	Director	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

SCIENTIFIC GAMES MANAGEMENT CORPORATION
By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Lorne Weil A. Lorne Weil	President and Director (Principal Executive Officer)	July 20, 2005

/s/ DeWayne E. Laird DeWayne E. Laird	Vice President and Director	July 20, 2005

/s/ Robert C. Becker Robert C. Becker	Treasurer (Principal Financial Officer)	July 20, 2005

/s/ Martin E. Schloss Martin E. Schloss	Director	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Alpharetta, State of Georgia, on July 20, 2005.

SCIENTIFIC GAMES ONLINE ENTERTAINMENT SYSTEMS, INC.
By:	/s/ William J. Huntley
Name: William J. Huntley Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Huntley William J. Huntley	President (Principal Executive Officer)	July 20, 2005

/s/ Gerard D. Scheinbach Gerard D. Scheinbach	Vice President – Finance (Principal Financial Officer)	July 20, 2005

/s/ Martin E. Schloss Martin E. Schloss	Director	July 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 20, 2005.

SCIENTIFIC GAMES RACING, LLC
By:	/s/ Martin E. Schloss
Name: Martin E. Schloss Title: Vice President, Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin E. Schloss Martin E. Schloss	Vice President, Secretary and Manager (Principal Executive Officer)	July 20, 2005

/s/ Robert C. Becker Robert C. Becker	Treasurer (Principal Financial Officer)	July 20, 2005

/s/ A. Lorne Weil A. Lorne Weil	Manager	July 20, 2005

/s/ DeWayne E. Laird DeWayne E. Laird	Manager	July 20, 2005

EXHIBIT INDEX

Exhibit Number		Description
4.1		Senior Subordinated Notes Indenture, dated as of December 23, 2004, among the Company, the subsidiary guarantors listed on the signature pages thereto, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on December 30, 2004).
*4.2		Senior Subordinated Notes Registration Rights Agreement, dated December 23, 2004, among the Company, the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Jefferies & Company, Inc., Ramius Securities, LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc. and Commerzbank Capital Markets Corp.
*4.3	(a)	Senior Subordinated Note (No. 001).
*4.3	(b)	Senior Subordinated Note (No. 002).
**5.1		Opinion of Kramer Levin Naftalis & Frankel LLP.
*5.2		Opinion of Martin E. Schloss, Esq.
*12.1		Statements re Computation of Ratios.
*23.1		Consent of KPMG LLP.
*23.2		Consent of Deloitte & Touche LLP.
**23.3	(a)	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).
*23.3	(b)	Consent of Martin E. Schloss, Esq. (included in Exhibit 5.2 above).
*24.1		Powers of Attorney (contained in signature pages hereto).
*25.1		Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Senior Subordinated Notes Indenture under the Trust Indenture Act of 1939.
*99.1		Form of Letter of Transmittal relating to the Senior Subordinated Notes due 2012.
*99.2		Form of Notice of Guaranteed Delivery relating to the Senior Subordinated Notes due 2012.
*99.3		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the Senior Subordinated Notes due 2012.
*99.4		Form of Letter to Clients relating to the Senior Subordinated Notes due 2012.

*	Previously filed.

**	Filed herewith.